UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2014 (July 14, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On July 14, 2014, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing the Company’s estimated total proved reserves at June 30, 2014 (the “Reserves Release”).

The Reserves Release contains certain non-GAAP financial information.  The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Reserves Release.  A copy of the Reserves Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

* * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01                                           Other Events.

The Reserves Release announced an increase of 7.7 MMBoe or a 10.7% improvement in the quantity of the Company’s estimated total proved oil and natural gas reserves at June 30, 2014, compared with total proved reserves at December 31, 2013 (adjusted for divestitures, as described below). The present value of estimated future net cash flows, before income taxes, of the Company’s estimated total proved reserves as of mid-year 2014, discounted at 10% (“PV-10”), increased 10.2% or $84.9 million to $916.3 million, compared with the PV-10 of such reserves at year-end 2013 (information herein regarding the Company’s proved reserves and associated PV-10 at year-end 2013 has been adjusted for previously reported divestitures of properties in Canada and Atascosa County, Texas that occurred in early 2014) (see “Non-GAAP Financial Measures and Reconciliations” below).

The Company’s estimated total proved reserves increased by 7.7 MMBoe to 79.8 MMBoe (38% crude oil and NGLs; 47% proved developed producing) at June 30, 2014, compared with 72.1 MMBoe (43% crude oil and NGLs; 52% proved developed producing) at December 31, 2013. Proved undeveloped reserves at June 30, 2014 increased 12% to 29.2 MMBoe, compared with those at year-end 2013. This was primarily due to the execution and continued delineation of the Company’s existing leasehold acreage position in the Marcellus and Utica Shales in West Virginia and Ohio.

At December 31, 2013, the Company had booked proved reserves of only one Utica Shale well. At June 30, 2014, the Company was successful at booking proved developed non-producing reserves of one additional Utica Shale well and also booked proved undeveloped reserves of two Utica Shale wells. At June 30, 2014, the Appalachian Basin (including properties in the Marcellus Shale and Utica Shale in West Virginia and Ohio and properties in Kentucky) accounted for approximately 80% of the Company’s total proved reserves volumes, the Williston Basin in North Dakota accounted for approximately 19% and other legacy assets accounted for the remaining 1%.

Under Securities and Exchange Commission guidelines, the commodity prices used in the June 30, 2014 and December 31, 2013 PV-10 estimates were based on the 12-month unweighted arithmetic average of the first day of the month prices for the period July 1, 2013 through June 1, 2014, and for the period January 1, 2013 through December 1, 2013, respectively, adjusted by lease for transportation fees and regional price differentials. For crude oil volumes, the average West Texas Intermediate posted price of $100.27 per barrel used to calculate PV-10 at June 30, 2014 was up 4% from the average price of $96.78 per barrel used to calculate PV-10 at December 31, 2013. For natural gas volumes, the average Henry Hub spot price of $4.10 per million British thermal units (“MMBTU”) used to calculate PV-10 at June 30, 2014 was up 12% from the average price of $3.67 per MMBTU used to calculate PV-10 at December 31, 2013. All prices were held constant throughout the estimated economic life of the properties.

The estimates of the Company’s total proved reserves at both June 30, 2014 and December 31, 2013 were prepared by the Company’s independent engineering consultant, Cawley Gillespie & Associates, Inc.

Non-GAAP Financial Measures and Reconciliations

This report contains certain financial measures that are non-GAAP measures. The Company has provided reconciliations within this report of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release.

PV-10 is the present value of the estimated future net cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their “present value.” The Company believes PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, the Company believes the use of a pre-tax measure is valuable for evaluating the Company. The Company believes that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

The standardized measure of discounted future net cash flows relating to the Company’s total proved oil and natural gas reserves is as follows:

Unaudited
June 30, 2014
Future cash inflows	$3,629,151
Future production costs	1,456,377
Future development costs	369,976
Future income tax expense	95,808
Future net cash flows	1,706,990
10% annual discount for estimated timing of cash flows	838,595
Standardized measure	$868,395

Reconciliation of Non-GAAP Measure
PV-10	$916,253
Less income taxes
Undiscounted future income taxes	(95,808)
10% discount factor	47,950
Future discounted income taxes	(47,858)
Standardized measure of discounted future net cash flows	$868,395

The report of Cawley, Gillespie & Associates, Inc., dated July 9, 2014, with respect to the Company’s proved reserves as of June 30, 2014 is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release of Magnum Hunter Resources Corporation, dated July 14, 2014.
99.2	Report of Cawley, Gillespie & Associates, Inc., dated July 9, 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: July 18, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release of Magnum Hunter Resources Corporation, dated July 14, 2014.
99.2	Report of Cawley, Gillespie & Associates, Inc., dated July 9, 2014.